UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.Results of Operations and Financial Condition.

On February 25, 2019, Sun Hydraulics Corporation, doing business as Helios Technologies (the “Company”), issued the press release attached hereto as Exhibit 99.1 announcing its financial results for the fourth fiscal quarter of 2018 and the 2018 fiscal year.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on February 22, 2019, the Compensation Committee of the Company’s Board of Directors adopted an Executive Compensation Policy (the “ECP”) to provide a framework under which executive officers and specified other key employees of the Company and its subsidiaries are compensated for their services. The Committee determined that the new policy would encourage alignment between Company performance and compensation for the leadership team and to harmonize the bonus and incentive structure across the Company on a global and business segment basis. The full text of the Policy is filed as Exhibit 99.2 to this report and is incorporated by reference herein.

In conjunction with the Committee’s adoption of the ECP, the Committee also established the following performance metrics and weighting percentages for the 2019 ECP.  For the Short Term Incentive Plan (STI), the metrics (and corresponding weight) for Helios corporate employees were established as:  Helios Net Sales (20%); Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) (40%); and Adjusted Free Cash Flow (40%).  For subsidiary executives the metrics are:  Helios Adjusted EBITDA (25%); Subsidiary Adjusted EBITDA (25%); Subsidiary Net Sales (25%); and Adjusted Free Cash Flow (25%). All STI payouts are subject to a circuit breaker threshold of Helios Net Income.  Each executive will have a target bonus opportunity that will be set individually as a percentage of the executive’s base salary.   For the Long Term Incentive Program (LTI), the metrics (and corresponding weight) were set for Helios executives to be:  Helios Adjusted EBITDA Margin (40%); Helios Adjusted Earnings Per Share (40%); and Helios Net Sales Compounded Annual Growth Rate (CAGR) (20%).  The LTI metrics for subsidiary executives were established as: Subsidiary Adjusted EBITDA Margin (40%); Subsidiary Adjusted Earnings Per Share (40%); and Subsidiary Net Sales CAGR (20%).  Each LTI grant shall relate to a three-year period.

Also at its meeting on February 22, 2019, the Committee awarded Restricted Stock Units (RSUs) to the Company’s executive officers and other key employees in accordance with the LTI provisions of the ECP.  RSUs were issued to the executive officers listed below:

Officer	Title	Number of RSUs
Wolfgang H. Dangel	President, Chief Executive Officer	16,913
Tricia L. Fulton	Chief Financial Officer	10,325
Gary A. Gotting	Global Lead, CVT Product Management & Marketing	2,094
Jinger J. McPeak	Global Co-Lead, Electronic Controls	3,420
Craig Roser	Global Lead, CVT Sales & Business Development	3,762

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated February 25, 2019.
99.2	Executive Compensation Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

Dated: February 25, 2019	By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)

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